Exhibit 10.4

                               SECURITY AGREEMENT


        Security Agreement, dated as of January 16, 2004, by Reliance Warranty Company, a Delaware corporation (the "Debtor"), in favor of Warrantech Corporation, a Delaware corporation, in its capacity as agent (in such capacity, the "Agent" or the "Secured Party"), on behalf of and for the ratable benefit of Warrantech Corporation, WCPS of Florida, Inc., Warrantech Consumer Product Services, Inc., Warrantech Help Desk, Inc., Warrantech Home Assurance Company, Warrantech Home Service Company, Warrantech Automotive of Florida, Inc., Vemeco, Inc., Warrantech Automotive, Inc. and their respective successors and assigns (hereinafter collectively referred to as the "Obligees").

                              W I T N E S S E T H:

        WHEREAS, Debtor has executed an Absolute, Unconditional, Unlimited and Continuing Guaranty of Payment and Performance, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"), in favor of each of the Obligees and Agent;

        WHEREAS, in order to induce the Obligees and Agent to accept the Guaranty, Debtor has agreed to grant to Agent for the ratable benefit of the Obligees a first priority perfected security interest in the Collateral (defined below) as collateral security for, inter alia, the payment and performance of all principal, interest, indebtedness, liabilities and obligations of any kind at any time owing by Debtor or Butler Financial Solutions, LLC, a Delaware limited liability company ("Butler"), to any of the Obligees or Agent; and

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce each of the Obligees and Agent to accept the Guaranty on or about this date, the parties hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

        1.1 Definitions. Capitalized terms and phrases used in this Agreement without definition shall have the respective meanings given to them in or otherwise referred to in the Security Agreement dated as of June 21, 2002, executed by Butler in favor of Agent, as continued, amended and restated by the First Continued, Amended and Restated Security Agreement dated as of even date herewith, and as amended, restated, supplemented or otherwise modified from time to time (the "Butler Security Agreement"); provided, however, any terms and phrases (whether capitalized or not) that are not defined in this Agreement and are defined in the Uniform Commercial Code as now in effect in the State of New York (the "UCC" or the "Code") shall have the respective meanings set forth in the UCC. The following terms shall have the following meanings:

                (a) "Accounts" shall have the meaning set forth in Article 9 of the UCC.

                (b) "Agreement" shall mean this Security Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                (c)     "Chattel Paper" shall have the meaning set forth in
Article 9 of the UCC.

                (d)     "Collateral" shall have the meaning set forth in Section
2.1 of this Agreement.

                (e) "Commercial Tort Claims" shall have the meaning set forth in Article 9 of the UCC.

                (f) "Contracts" shall mean all contracts and agreements, including, without limitation, all stock purchase or similar agreements and all insurance policies and all contracts and agreements relating to Insurance Rights, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising out of or for breach or default in respect thereof and (iii) all rights of the Debtor to exercise all remedies thereunder.
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                (g)     "Control Agreement" shall mean each Control Agreement,
dated as of even date herewith, among Debtor, Agent and Bank One, as amended, restated, supplemented or modified from time to time.

                (h) "Debt" shall mean (i) indebtedness or liability for borrowed money, for the purchase price of property or services (including trade obligations) or evidenced by promissory notes or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations under letters of credit issued for the account of any Person; (iv) obligations arising under bankers' or trade acceptance facilities; (v) guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations, obligations to provide funds for payment and/or to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (vi) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; (vii) obligations or securities convertible or exchangeable into any of the items described in this definition; and (viii) obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

                (i)     "Deposit Accounts" shall have the meaning set forth in
Article 9 of the UCC and shall include, without limitation, the Existing Deposit Accounts.

                (j) "Event of Default" shall mean an "event of default", as defined in any of the Notes.

                (k) "Existing Deposit Accounts" shall mean the deposit accounts maintained at Bank One, as follows:

                        (i)     Reliance Warranty Company concentration account
- 64943413;

                        (ii) Reliance Warranty Company automotive claims account - 649434149; and

                        (iii) Reliance Warranty Company CPS claims account - 649434131.

                (l) "Existing Securities Accounts" shall mean any existing Securities Accounts of the Debtor.

                (m) "Fee Rights" shall mean all rights to receive and collect Additional Fees and all other fees and charges of any kind.

                (n) "Fixtures" shall have the meaning set forth in Article 9 of the UCC.

                (o) "General Intangibles" shall have the meaning set forth in Article 9 of the UCC.

                (p) "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                (q)     "Instruments" shall have the meaning set forth in
Article 9 of the UCC.

                (r) "Insurance Rights" shall mean all rights, including, without limitation, rights to payment, from any insurance companies or under Contracts or insurance policies.

                (s) "Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property of any kind, including, without limitation, any copyrights, if any, copyright licenses, if any, the Patents, if any, the Patent Licenses, if any, the Trademarks and the Trademark Licenses, if any, computer software and licenses with respect thereto, and all rights to sue at law or in equity for any infringement or other impairment, of any of the foregoing, including the right to receive all proceeds and damages therefrom.

                (t) "Inventory" shall have the meaning set forth in Article 9 of the UCC.

                (u) "Investment Property" shall have the meaning set forth in Article 9 of the UCC.

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                (v)     "Laws" shall mean any treaty, federal, state or local
statute, law, rule, regulation, ordinance, order, code, policy, approvals, permits, licenses, authorizations, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

                (w) "Letter of Credit Rights" shall have the meaning set forth in Article 9 of the UCC.

                (x) "Letters of Credit" shall have the meaning set forth in the UCC.

                (y) "Lien" shall mean any mortgage, pledge, hypothecation, security interest, control arrangement, adverse claim, collateral assignment, lien (statutory or other), or other security interest or encumbrance or claim of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or Uniform Commercial Code of any jurisdiction.

                (z) "Obligations" shall mean the collective reference to the unpaid principal of and interest on or under or in connection with each of the Notes and all existing and future obligations of any kind under the Guaranty and the other Relevant Documents and all other debts, obligations and liabilities of the Debtor or Butler to any or all of the Obligees or Agent of any and every kind (including, without limitation, interest accruing during or after any Event of Default and interest accruing during or after any Event of Default based on the filing any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any, certain or all of the Guaranty, this Agreement, any of the Notes, the Omnibus Agreement, the Reimbursement Agreement, any of the Relevant Documents or any other documents or transactions, any replacements or refinancings of any of the foregoing, in each case whether on account of principal, interest, reimbursement or other obligations, fees, costs, expenses, damages, indemnities or otherwise (including, without limitation, all fees and s disbursements of counsel to any of the Agent or any of the Obligees that are required to be paid by the Debtor or Butler pursuant to the terms of any Note, the Reimbursement Agreement, the Guaranty, the Omnibus Agreement, this Agreement or any of the Relevant Documents) and all amounts advanced or spent by Agent or any of the Obligees for the maintenance or preservation of any collateral provided by Debtor or Butler as security for the obligations and all other expenditures any of the Agent or Obligees may make under the provisions of the Guaranty, this Agreement, any of the Notes, the Reimbursement Agreement or any of the Relevant Documents for the benefit of Debtor or Butler.

                (aa) "Patent License" shall mean, if any, whether now or hereafter owned or existing or acquired, all agreements, whether written or oral, as the same may be amended, restated, supplemented or otherwise modified from time to time, providing for the grant by or to the Debtor of any right to use or sell any invention covered by a Patent.

                (bb) "Patents" shall mean, if any, whether now or hereafter owned or existing or acquired, (i) all letters patent of the United States or any other country and all reissues and extensions thereof, and (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

                (cc) "Payment Intangibles" shall have the meaning set forth in Article 9 of the UCC.

                (dd) "Person" shall mean any natural person, corporation, partnership, limited partnership, trust, limited liability company, association, joint venture, organization or other entity or association of any kind.

                (ee) "Proceeds" shall have the meaning set forth in Article 9 of the UCC.

                (ff)    "Products" shall have the meaning set forth in the UCC.

                (gg)    "Promissory Notes" shall have the meaning set forth in
Article 9 of the UCC.

                (hh) "Receivables" shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by

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performance, including, without limitation, any Account, accounts receivable, contract rights, Chattel Paper, Instruments, all Payment Intangibles, acceptances, drafts and other obligations of any kind, together with all ledger sheets, files, records and documents relating to any of the foregoing, including without limitation, all computer records, programs, storage media and computer software used or useful in connection therewith, all of the foregoing whether now or hereafter owned or existing or acquired.

                (ii) "Reimbursement Agreement" shall mean the Reimbursement Agreement dated as of even date herewith, between Warrantech Corporation and Butler, as amended, restated, supplemented or modified from time to time.

                (jj) "Securities Accounts" shall have the meaning set forth in the UCC, and shall include, without limitation, the Existing Securities Accounts.

                (kk) "Supporting Obligations" shall have the meaning set forth in Article 9 of the UCC.

                (ll) "Trademark License" shall mean, if any, whether now or hereafter owned or existing or acquired, any agreement, written or oral, as amended, restated, supplemented or otherwise modified from time to time, providing for the grant by or to the Debtor of any right to use any Trademark.

                (mm) "Trademarks" shall mean, whether now or hereafter owned or existing or acquired, (i) all trademarks, trade names, corporate names, company names, domain names, limited liability company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (ii) all renewals of any of the foregoing.

                (nn) "Warrantech Guarantee Agreement" shall mean the Guarantee Agreement, dated as of January 16, 2004, executed by Warrantech Corporation in favor of Reliance Insurance Company (in liquidation), as amended, restated, supplemented or modified from time to time.

        1.2 Other Definitional Provisions. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified. All definitions or defined terms which are a subset of Collateral shall, in all contexts in this Agreement, include each such item, whether now or hereafter owned or existing or acquired or created, wherever located.

        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE 2.
                           GRANT OF SECURITY INTEREST

        2.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Debtor hereby grants to the Agent, for the ratable benefit of the Obligees, a security interest in and to all of the Debtor's now or hereafter owned or existing or acquired or created assets and properties of any and every kind and nature, wherever located, including, without limitation, all of the Debtor's present and future right, title and interest in and to all of the following, whether now or hereafter owned or existing or acquired or created, wherever located (all of such collateral, the "Collateral"):

                (a)     all Accounts;

                (b)     all Chattel Paper;

                (c) all Deposit Accounts, including, without limitation, the Existing Deposit Accounts;

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                (d)     all Documents;

                (e)     all Electronic Chattel Paper;

                (f)     all Equipment;

                (g)     all Fixtures;

                (h) all Contracts, General Intangibles, Payment Intangibles and Software;

                (i)     all Intellectual Property;

                (j)     all Instruments and Promissory Notes;

                (k)     all Insurance Rights and Fee Rights;

                (l)     all Inventory;

                (m) all Investment Property, including without limitation, all Existing Securities Accounts, all other Securities Accounts, all Securities, all Securities Entitlements and all other Investment Property;

                (n)     all Letter of Credit Rights;

                (o)     all Letters of Credit;

                (p)     all Commercial Tort Claims;

                (q)     all Receivables;

                (r)     all Supporting Obligations;

                (s)     all books and records pertaining to the Collateral;

                (t) all money and other property not otherwise described above;

                (u) all Debt and other obligations owing to Debtor and not described above; and

                (v) to the extent not otherwise included, all Proceeds and Products of any and all of the foregoing and all collateral, security and guarantees given by any Person with respect to any of the foregoing.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

        The Debtor hereby represents and warrants to Secured Party as follows:

        3.1 Ownership and Liens. Except for the security interest granted to Secured Party pursuant to this Agreement, the Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent pursuant to this Agreement. Debtor is and shall at all times be the sole customer on all of the Deposit Accounts and Securities Accounts. No other control arrangement (except the Control Agreement) is in effect regarding any of the Securities Accounts or Deposit Accounts.

        3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute first priority perfected security interests in the Collateral in favor of the Agent, as collateral security for the Obligations.

        3.3 Tangible Collateral. All of the tangible Collateral is kept at the location specified in Schedule A.

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        3.4 Chief Executive Office. The Debtor has only one place of business and office, the location of which is specified in Schedule A.

        3.5 Collateral Types. The Debtor owns no Instruments, Chattel Paper, Investment Property, money or any other Collateral with respect to which possession or control is a method of perfecting Agent's security interest, except for the Existing Deposit Accounts. The Debtor has no Insurance Rights except for those rights which shall be identified by Debtor upon Agent's request and with respect to which Debtor shall fully cooperate with Agent in helping Agent obtain a first priority perfected security interest in such Insurance Rights.

        3.6 Partnerships. The Debtor is not a partner in any partnership or a member in any limited liability company.

        3.7 Title. Debtor has rights in or the power to transfer the Collateral and there are no restrictions on transfer or pledge except as set forth in this Agreement.

        3.8 Formation. Debtor was formed and validly exists under the laws of the State of Delaware.

        3.9 Subsidiaries. Debtor does own an equity or other interest of any kind in any Person.

        3.10 Not Instrument. None of the Deposit Accounts is evidenced by an instrument under the UCC or any Uniform Commercial Code.

        3.11 Formation. Debtor was formed and validly exists under the laws of the State of Delaware.

                                   ARTICLE 4.
                                    COVENANTS

        The Debtor covenants and agrees with the Agent that from and after the date of this Agreement until the Obligations and the Assumed Liabilities shall have been indefeasibly satisfied in full and, even after said satisfaction, at all times that there are any dollar amounts in the Account (as defined in the Omnibus Agreement) or the Warrantech Guarantee Agreement is in effect or any Obligee(s) have not permanently ceased making loans or advances to Debtor and
Butler:

        4.1 Delivery of Possession Collateral. If any of the Collateral is evidenced by any Instruments, Investment Property or money, such Collateral shall be immediately delivered to Agent duly indorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement and/or, in Agent's discretion, pursuant to separate pledge or security agreements satisfactory to Agent. If any of the Collateral at any time constitutes Deposit Accounts or Securities Accounts or other Collateral where perfection may be obtained by control, upon Agent's request, Agent shall at all times have control of such Collateral pursuant to methods and documentation satisfactory to Agent. If the Debtor at any time directly or indirectly acquires an ownership interest in any entity, it shall, as a condition to such acquisition, cause such entity upon such acquisition, to guarantee all existing and future obligations of Debtor and Butler to all of the Obligees and the Agent and provide Agent with a first priority perfected security interest in all of such entity's existing and future assets.

        4.2 Maintenance of Perfected Security Interest; Further Documentation.

                (a) The Debtor shall maintain the security interest created by this Agreement as a first priority perfected security interest in the Collateral and shall defend such security interest against the Liens, claims and demands of all Persons whomsoever except Agent.

                (b) The Debtor shall provide Agent, upon Agent's request, with assignments and other documents satisfactory to or required by Agent and otherwise fully cooperate with Agent to ensure that Agent has a first priority perfected security interest in all Insurance Rights.

                (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Debtor, the Debtor shall promptly and duly execute and deliver such further instruments and documents and

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take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

        4.3 Changes in Locations, Name, etc.

                (a) except upon 30 days' prior written notice to Agent where Agent's security interest in the Collateral is not adversely affected, permit any of the tangible Collateral to be kept at a location other than the location listed on Schedule A or the location listed on Schedule B; or

                (b) except upon 30 days' prior written notice to Agent where Agent's security interest in the Collateral is not adversely affected, change the location of its only office from that listed on Schedule A or open any additional office except for the office identified on Schedule B; or

                (c) change its name, identity or structure or its jurisdiction of formation; or

                (d) acquire any equity or other interest in any Person in violation of any provision of this Agreement or without first complying with
Section 4.1 and 4.2 of this Agreement.

        4.4 Notices. The Debtor shall advise the Agent promptly, in reasonable detail, of:

                (a) any Lien (other than security interests created hereby) on any of the Collateral;

                (b) of the occurrence of any other event which could reasonably be expected to result in a material adverse change in the aggregate value of the Collateral or on the security interests created hereby; and

                (c) all Insurance Rights identifying all relevant insurance policies and insurers that have any obligations in respect of such Insurance Rights, together with contact persons at such insurers and all other information relating to such Insurance Rights.

        4.5 Further Identification of Collateral. At the Agent's request, the Debtor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

        4.6 Prohibition of Fundamental Changes. The Debtor shall not enter into any transaction of merger or consolidation, or change its form of organization or business, or liquidate or dissolve (or suffer any liquidation or dissolution), or purchase or otherwise acquire all or substantially all or a material portion of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all or a material portion of its assets (whether now owned or hereafter acquired) to any Person or enter into any transaction outside the ordinary course of its business.

        4.7 Transactions with Affiliates. Without the Agent's prior written consent, the Debtor shall not enter into any transaction with any Affiliate or any other Person, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, except in the ordinary course of and pursuant to the reasonable requirements of the Debtor's business and upon fair and reasonable terms no less favorable to the Debtor than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        4.8 Abandonment. The Debtor shall not abandon the operation of its business or otherwise cease to diligently pursue the operation of its business.

        4.9 Amendments. The Debtor shall not agree to any amendment or modification of its Certificate or Articles of Incorporation without the prior written consent of Secured Party.

        4.10 Distributions. The Debtor shall not directly or indirectly, declare or pay any distributions, or purchase, redeem, retire, or otherwise acquire for value any of its securities or membership interests now or hereafter outstanding, or make any distribution of assets to members or managers, as such, whether in cash, assets, or in obligations or other property of the Debtor, or allocate or otherwise set apart any sum for the payment of any distribution on, or for the purchase, redemption, or retirement of any of its equity or membership interests, or make any other distribution by reduction or return of capital or otherwise in respect of any of its equity or membership interests.

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        4.11 Liens. The Debtor shall not create or permit or suffer to exist any
Lien on any of its assets or properties except as created pursuant to this Agreement

        4.12 No Violation of Laws. Debtor shall comply with all Laws applicable to it.

        4.13 Possession. Where Collateral is in the possession of a third party, Debtor will join with Agent in notifying the third party of Agent" security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Agent.

        4.14 Payment of Taxes and Claims. The Debtor shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of the Collateral, and all claims or obligations that, if unpaid, could become a Lien, upon any Collateral or any part thereof.

        4.15 Control of Collateral. The Collateral shall at all times be subject to the exclusive control of Agent. Debtor will cooperate with Agent in obtaining control with respect to Collateral consisting of: (a) Deposit Accounts; (b) Investment Property; (c) Letter of Credit Rights; and (d) Electronic Chattel Paper .

        4.16 Marking of Chattel Paper. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Agent indicating that Agent has a security interest in the Chattel Paper.

        4.17 Inspection. The Agent may inspect any Collateral in the Debtor's possession, at any time upon reasonable notice.

        4.18 Preservation of Existence. Debtor shall preserve its corporate existence, and not change its state of formation.

        4.19 Agent's Collection Rights. Agent shall have the right at any time to enforce Debtor's rights against Debtor's account debtors and obligors.

        4.20 No Collection Obligation. Agent has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

        4.21 No Disposition of Collateral. Agent does not authorize, and Debtor agrees not to:

                (a)     make any sales or leases of any of the Collateral;

                (b)     license any of the Collateral; or

                (c) grant any other security interest or Lien in or on any of the Collateral.

        4.22 Risk of Loss. Debtor has the risk of loss of the Collateral.

                                   ARTICLE 5.
                                   RECEIVABLES

        Notwithstanding any other provision of this Agreement, the Debtor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement or arrangement giving rise to each such Receivable. Neither Agent nor any of the Obligees shall have any obligation or liability under any Receivable (or any agreement or arrangement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent for the ratable benefit of the Obligees or by any of the Obligees of any payment relating to such Receivable pursuant hereto, nor shall the Agent or any of the Obligees be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Receivable (or any agreement or arrangement giving rise thereto), to make any payment, to make any inquiry as to the nature

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or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement or arrangement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                                   ARTICLE 6.
                                    CONTRACTS

        6.1 Debtor Remains Liable under Contracts. Notwithstanding any other provision of this Agreement, the Debtor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. The Agent and the Obligees shall have no obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Agent or any of the Obligees of any payment relating to such Contract pursuant hereto, nor shall the Agent or any of the Obligees be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        6.2 Communication With Contracting Parties. The Agent in the name of the Obligees or in the name of Debtor or others may at any time after the occurrence and during the continuance of an Event of Default communicate with parties to the Contracts to verify, to the Agent's satisfaction, the existence, amount and terms of any Contracts.

                                   ARTICLE 7.
                                OTHER PROVISIONS

        7.1 Agent Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints the Agent as the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, at any time, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                (a) to execute and/or file financing statements and documents to be of public record covering the Collateral and notify third parties of Agent's security interest and take any actions deemed necessary or advisable by Agent to perfect or protect its security interest in the Collateral;

                (b) to pay and discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, and to ask, demand, collect, sue for, recover, settle, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                (c) after an Event of Default, to receive, endorse, assign, and collect any and all checks, notes, drafts and other negotiable and non-negotiable instruments, Documents and Chattel Paper, and the Debtor waives notice of presentment, protest and non-payment of any Instrument, Document or Chattel Paper so endorsed or assigned;

                (d) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

                (e) after an Event of Default, to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as a secured party;

                (f) to make any reasonable allowances and other reasonable adjustments with respect to any of the Collateral and execute assignments or security interest grants relating to Insurance Rights and other Collateral;

                (g) after an Event of Default, to sign the Debtor's name on any document, on invoices relating to any Account, on drafts against customers, on schedules of assignments of Accounts, on checks from investors, on notices of assignment, on verifications of accounts, and on notices to customers;

                (h) after an Event of Default, to notify the post office authorities to change the address for delivery of the Debtor's mail to an address designated by the Agent;

                (i) after an Event of Default, to receive, open and dispose of all mail addressed to the Debtor;

                (j) to do all that Agent deems necessary to withdraw any and all monies from any Deposit Accounts, Securities Accounts or other accounts;

                (k) after an Event of Default, to send requests for verification of accounts to the Debtor's customers;

                (l) after an Event of Default, to deliver any notices which Agent deems appropriate to the telephone company controlling Debtor's telephone lines; and

                (m) to take any and all actions with regard to the Receivables.

        The Debtor hereby ratifies and approves all acts of the Agent, as its attorney in-fact, taken pursuant to and in accordance with this Section 5.1, and the Agent, as its attorney-in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than acts constituting intentional or reckless misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement remains in effect.

        The Debtor hereby agrees to take all actions and execute and file all documents deemed necessary or desirable by Agent to create, perfect and/or protect Agent's security interest in the Collateral and/or the priority thereof.

        7.2 Remedies.

                (a) Should an Event of Default occur, Debtor will pay Agent all costs reasonably incurred by the Agent or the Obligees for the purpose of enforcing its rights hereunder, under the Guaranty or under any of the Relevant Documents, including, without limitation:

                        (i)     costs of foreclosure;

                        (ii)    costs of obtaining money damages; and

                        (iii) a reasonable fee for the services of attorneys employed by Agent or the Obligees for any purpose related to this Agreement, the Guaranty, the Relevant Documents or the Obligations, including, without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

                (b) If any Event of Default shall have occurred, the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it at law or equity, all rights and remedies of a secured party on default under any applicable Uniform Commercial Code. Upon any Event of Default, Agent shall have the right to pursue any of the following remedies separately, successively or simultaneously:

                        (i) File suit and obtain judgment and, in conjunction with any action, Agent may seek any ancillary remedies provided by law, including levy of attachment and garnishment.

                        (ii) Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Agent's demand, Debtor will assemble and make the Collateral available to Agent as it directs.

Debtor grants to Agent the right, for this purpose, to enter into or on any premises where Collateral may be located.

                        (iii) Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with any applicable Uniform Commercial Code.

                (c) No delay or omission by Agent to exercise any right or remedy by accruing upon any Event of Default shall: (i) impair any right or remedy, (ii) waive any Event of Default or operate as an acquiescence to the Event of Default, or (iii) affect any subsequent Event of Default of the same or of a different nature.

                (d) Agent shall give Debtor such notice of any private or public sale as may be required by any applicable Uniform Commercial Code.

                (e) Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

                (f) Agent has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Agent may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Agent's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

                (g) Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

                (h) Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

                (i) If Agent sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

                (j) In the event Agent or any of the Obligees purchases any of the Collateral being sold, Agent or the Obligees may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

                (k) Agent has no obligation to marshal any assets in favor of Debtor, or against or in payment of: (i) the Notes, (ii) any of the other Obligations, or (iii) any other obligation owed to Agent or any of the Obligees by Debtor or any other Person.

                (l) In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, Debtor irrevocably waives
(i) the posting of any bond, surety or security with respect thereto which might otherwise be required, (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (iii) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment.

                (m) The Agent shall have the right, in addition to any rights and remedies provided hereunder, the Guaranty, the Notes, the Omnibus Agreement, any Relevant Documents, and at law, without prior notice to the Debtor, to set-off and appropriate and apply any and all deposits and any other credits, indebtedness or claims, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or any of the Obligees to or for the credit or the account of the Debtor or Butler or any of their respective Affiliates. No right of set-off shall be deemed to have been waived by any act or conduct on the part of the Agent or the Obligees, or by any neglect to exercise such right of set-off, or by any delay in doing so. Every right of set-off shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Agent.

                (n) The Agent may withdraw funds from the Deposit Accounts and apply such funds to the Obligations.

                (o) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies the Agent may have under the Uniform Commercial Code or other applicable law or any of the Notes, the Omnibus Agreement or any of the Relevant Documents. The Agent shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

                                   ARTICLE 8.
                            MISCELLANEOUS PROVISIONS

        8.1 Severability. Any provision of this Agreement which is prohibited or void, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.2 Amendments in Writing; No Waiver; Cumulative Remedies.

                (a) Amendments in Writing. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Agent.

                (b) No Waiver by Course of Conduct. The Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion.

                (c) Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law or any documents.

        8.3 Further Assurances. To the extent that under existing law, it is impossible for Secured Party to obtain a perfected security interest in any item of Collateral, and the law is changed to make it possible for the Agent to obtain a perfected security interest in such item of Collateral, the Debtor agrees to execute such documentation and take all actions as are reasonably requested by Agent to provide Agent with a perfected security interest in such item of Collateral. Debtor also hereby agrees to provide Agent with all further documents and to take all further acts so that Agent's security interest in the Collateral and other rights under this Agreement are fully protected and perfected.

        8.4 Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        8.5 Successors and Assigns. This Agreement shall be binding upon the Debtor and the successors and assigns of the Debtor and all persons who become bound as a debtor to this Agreement and shall inure to the benefit of the Agent and the Obligees and their respective successors and assigns. Debtor may not assign, delegate or transfer its obligations or rights under this Agreement. Each of Agent and the Obligees may assign or transfer its rights and/or obligations under this Agreement without notice to Debtor or Debtor's consent. If an assignment is made, Debtor shall render performance under this Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set offs which Debtor could assert against Agent or any Obligee except defenses which cannot be waived. Without limiting Agent's or any Obligee's rights or remedies or Debtor's obligations, Agent will use reasonable efforts to notify Debtor of any assignment by Agent or any Obligee under this
Section 8.5.

        8.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to conflict of laws principles except to the extent the Uniform Commercial Code mandates the application of the laws of Delaware or other jurisdictions.

        8.7 Addresses for Notices. Except as otherwise specified in this Agreement, all notices, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or within one Business Day of dispatch if sent by reputable overnight courier or telecopier addressed as follows: if to Agent or any Obligee, to Warrantech Corporation, 2200 Highway 121, Suite 100, Bedford, TX 76021, Attn.: Joel San Antonio, Telecopier No. (817) 785-1368; if to Debtor, to c/o Butler Financial Solutions, LLC, 2300 Corporate Blvd. NW, Suite 214, Boca Raton, Florida 33431, Attn.: Karen Parker, Secretary/Treasurer, Telecopier No. (561) 893-0787; or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given.

        8.8 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasible payment in full of all Obligations, Assumed Liabilities and Dealer Obligor Liabilities, and until the Obligees voluntarily permanently ceasing to make loans under the Omnibus Agreement and thereafter for as long as there are any amounts in the Account (as defined in the Omnibus Agreement) or the Warrantech Guarantee Agreement is in effect or any Obligees have not permanently ceased making loans or advances to Debtor.

        8.9 No Limitation on Remedies. This Agreement is in addition to, and not in limitation of, any other rights and remedies the Secured Party may have by virtue of any other instrument securing the Obligations or any other documents or by law or otherwise.

        8.10 Agent. The Agent, in its capacity as agent, shall be presumed at all times and in all instances to be acting on behalf of and for the ratable benefit of the Obligees.

        8.11 Appointment. Each Obligee hereby irrevocably designates and appoints Warrantech Corporation as the agent of such Obligee under this Agreement and the Control Agreement, and each such Obligee irrevocably authorizes Agent as the Agent for such Obligee, to take such action on its behalf under the provisions of this Agreement and the Control Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or the Control Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other document or otherwise exist against the Agent. The Agent, among other things, is hereby authorized by the Obligees to act as the agent of the Obligees for purposes of perfecting the security interest in the Collateral, controlling the Collateral, holding all Collateral and exercising remedies in connection therewith.

        8.12 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

        8.13 Exculpatory Provisions. To the maximum extent permitted by applicable law, neither the Agent nor any of its officers, directors, shareholders, partners, employees, agents or attorneys-in-fact shall be liable for any action lawfully taken or lawfully omitted to be taken by it or such Person under or in connection with this Agreement or any other document.

        8.14 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon (a) any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex, fax or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and (b) advice and statements of legal counsel (including, without limitation, counsel to the Debtor), independent accounts and other experts selected by the Agent.

        8.15 Agent in Its Individual Capacity. With respect to Obligations owing to Agent, the Agent shall have the same rights and powers under this Agreement and other documents as any Obligee and may exercise the same as though it were not the Agent, and the terms "Obligee" and "Obligees" shall include Warrantech Corporation or any other Agent in its individual capacity.

        8.16 Successor Agent.
                (a) The Agent may resign as Agent upon ten days' notice to the Obligees. If the Agent shall resign as Agent under this Agreement, then the Obligees, on whatever basis they agree to, shall appoint from among the Obligees a successor Agent for the Obligees.

                (b) Upon such appointment, (i) the successor agent shall succeed to the rights, powers and duties of the Agent, (ii) the term "Agent" shall mean such successor agent effective upon its appointment, and (iii) the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Obligations.

                (c) After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                (d) The Debtor and the Obligees shall execute all documents reasonably required by the Obligees to provide the new Agent for the ratable benefit of the Obligees, with a first priority and only perfected security interest in the Collateral and all collateral in which the Agent purportedly has a security interest.

        8.17 Waiver of Trial by Jury; Waiver and Other Agreements. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, IT BEING AGREED THAT ALL SUCH TRIALS SHALL BE CONDUCTED SOLELY BY A JUDGE. EACH OF THE PARTIES CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF EITHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH PARTY AGREES AND ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS AGREEMENT OR BEEN ADVISED THAT IT SHOULD BE REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS AGREEMENT. IF ANY PARTY HAS DECIDED NOT TO BE REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS AGREEMENT, IT IRREVOCABLY AND FOREVER WAIVES ANY AND ALL DEFENSES OR RIGHTS ARISING OUT OF OR RELATED TO SAID DECISION.

        8.18 Construction of Certain Words. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in either the masculine, the feminine and the neuter. The word "will", as used in this Agreement, shall be mandatory and have the same meaning as the word "shall".

        8.19 Jurisdiction. Each of the parties hereto hereby consents to the exclusive jurisdiction of any state or federal court located within the State of New York, Texas, Delaware, Florida, California or _________, as selected by Agent. Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the notice address set forth in this Agreement and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten (10) days after the same shall have been posted. Nothing contained in this Section shall affect the right of any party hereto to enforce any judgment obtained in any court in any other court or serve legal process in any other manner permitted by law.

        8.20 Drafting by All. This Agreement shall be construed without regard to the principal that a contract should be construed against the draftsperson, and the parties to this Agreement shall be deemed equal draftspersons of this Agreement.

        8.21 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures on the signature pages of this Agreement shall be effective and bind the parties as if such signatures were original signatures.

        8.22 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party or any Obligee hereunder or pursuant hereto or under any of the Notes or any of the other Relevant Documents is rescinded or must otherwise be restored or returned by the Secured Party or any Obligee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other Person or upon the appointment of intervenor or conservator of, or trustee or similar official for, Debtor or any other Person or any substantial part of its or his assets, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, all as though such payments had not been made, or for any other reason.

        8.23 Costs and Expenses. Debtor shall promptly pay (a) all filing fees and taxes of any kind or nature and in connection with the filing of financing statements in connection with any of this Agreement, the Control Agreement, the Guaranty, the Notes, the Omnibus Agreement or any Relevant Document, and (b) all costs and expenses of the Agent and Obligees, including without limitation, reasonable attorneys' fees and disbursements, (i) resulting from Debtor's breach of this Agreement, the Control Agreement, the Guaranty, the Notes, the Omnibus Agreement or any Relevant Document, (ii) in connection with the enforcement of rights and remedies and collection of amounts owing under this Agreement, the Control Agreement, the Guaranty, the Notes, the Omnibus Agreement or any Relevant Document, and/or (iii) relating to this Agreement, the Control Agreement, the Guaranty, the Notes, the Omnibus Agreement or any Relevant Document or the amendment or modification of any of the foregoing.

                                 [End of page.]

        IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                                   DEBTOR:

                                                   Reliance Warranty Company


                                                   By:
                                                       -------------------------
                                                       Name:  Harris Miller
                                                       Title: President

 Accepted and Agreed to:

 SECURED PARTY:

 Warrantech Corporation, as agent


 By:
    ---------------------------
    Name:
    Title:



 Accepted and Agreed as to Sections 6.10 through 6.16:

 Warrantech Corporation


 By:
    ---------------------------
    Name:
    Title:


 WCPS of Florida, Inc.


 By:
    ---------------------------
    Name:
    Title:


 Warrantech Consumer Product Services, Inc.


 By:
    ---------------------------
    Name:
    Title:


 Warrantech Help Desk, Inc.


 By:
    ---------------------------
    Name:
    Title:

 Warrantech Home Assurance Company


 By:
    ---------------------------
    Name:
    Title:


 Warrantech Home Service Company


 By:
    ---------------------------
    Name:
    Title:


 Warrantech Automotive of Florida, Inc.


 By:
    ---------------------------
    Name:
    Title:


 Vemeco, Inc.


 By:
    ---------------------------
    Name:
    Title:


 Warrantech Automotive, Inc.


 By:
    ---------------------------
    Name:
    Title:

                                   SCHEDULE A


                             2300 Corporate Blvd. NW
                             Suite 214
                             Boca Raton, FL 33431

                                   SCHEDULE B



                                       19